Exhibit 99.1

Ultimate Escapes Postpones Secondary Public Offering

•	Shares to be Suspended from NYSE Amex

•	Shares to Begin Trading on OTC

ORLANDO, Fla.--(BUSINESS WIRE)--Ultimate Escapes, Inc. (NYSE Amex: UEI and UEI-WT) (the “Company”), one of the world's largest luxury destination clubs, today announced that due to difficult market conditions, it has postponed its contemplated secondary public offering of shares of its common stock. As a result of the postponement of the offering and the Company’s non-compliance with NYSE Amex original listing standards, the Company’s shares will be suspended from the NYSE Amex effective at the open of the market on February 18, 2010.

Following the suspension, the Company expects that its common stock will be quoted on the OTC Bulletin Board (the “OTCBB”), operated by FINRA, provided a market maker files the necessary trading application and such application is cleared by FINRA. In that regard, the Company has been advised by two market makers that they intend to file the required Form 211 applications. In any event, it is expected that the Company’s securities will be quoted on the Pink Sheets, a centralized electronic quotation service for over-the-counter securities operated by Pink OTC Markets Inc., beginning on February 18, 2010. The Company plans to continue to file periodic, quarterly and annual reports with the SEC.

“We are disappointed that we are unable to complete the offering at this time. Unfortunately, the difficult market conditions over the last several weeks have led to a number of IPO’s and secondary offerings being downsized or postponed. We expect to pursue our secondary offering during 2010 when market conditions are more favorable,” said Ultimate Escapes President and Chief Executive Officer Jim Tousignant.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company and there shall not be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About Ultimate Escapes®

Founded in 2004, Ultimate Escapes is the largest luxury destination club as measured by number of club destinations, and the second-largest destination club as measured by number of members. Ultimate Escapes offers club members flexible access to a growing collection of hundreds of multi‐million dollar private residences and luxury hotels in more than 150 global club and affiliate destinations. Locations range from chic urban apartments to charming beach cottages, spacious five-bedroom homes to an 80-foot private yacht. Each trip is coordinated by experienced, knowledgeable staff, trained to handle every vacation detail. Additional information about Ultimate Escapes and its club and membership offerings can be found at www.ultimateescapes.com.

About the OTCBB

The OTCBB is a regulated quotation service operated by FINRA that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. It is a quotation medium for subscribing members, not an issuer listing service. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com.

About Pink OTC Markets Inc.

Pink OTC Markets Inc. is a financial information and technology services company that operates an inter-dealer electronic quotation and trading system in the Over-the-Counter, or OTC, securities market. It is not registered with the Securities and Exchange Commission as a stock exchange or a broker-dealer firm. Investors should contact a broker-dealer firm to trade in a security quoted on the Pink Sheets. More information is available at http://www.pinksheets.com.

Forward Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and Ultimate Escapes. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although Ultimate Escapes believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of Ultimate Escapes. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, future operating or financial results; expectations regarding the strength of the future growth of the luxury destination club industry; future acquisitions, business strategy and expected capital spending; general market conditions and industry trends; risks associated with operations outside the United States; and other factors listed from time to time in Ultimate Escapes’ filings with the Securities and Exchange Commission at http://www.sec.gov. Ultimate Escapes expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Ultimate Escapes’ expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact:

William Schmitt, ICR

(203) 682-8200

william.schmitt@icrinc.com

Media Contact:

Aliza Rothman, Turner PR

(303) 333-1402

aliza@turnerpr.com